Form C

Cover Page

Name of issuer:

DirectCare, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 8/14/2013

Physical address of issuer:

9595 Wilshire Blvd.
Suite 406
Beverly Hills CA 90212

Website of issuer:

http://www.kumbahealth.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

200,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $200,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

10/31/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

6

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$21,354.00	$33,833.00
Cash & Cash Equivalents:	$21,354.00	$33,833.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$276,411.00	$179,900.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$800.00	$1,653.00
Net Income:	($112,480.00)	($141,909.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

DirectCare, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Philip Klaparda	Chief Executive Officer	Kumba Health	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jay Gross	COO	2015
Leo Treyzon	Chief Medical Officer	2015
Philip Klaparda	Chief Executive Officer	2013
Philip Klaparda	CFO	2013
Philip Klaparda	President	2013
Philip Klaparda	Secretary	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Emily Klaparda	1,000,000 common	28.0
Dr. Leo Treyzon	1,000,000 common	28.0
Philip Klaparda	1,000,000 common	28.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Healthcare investments are generally subject to varying degrees of risk. The yields available from equity investments in healthcare companies
depends on the amount of income earned and capital appreciation generated by
the company, as well as the expenses incurred in connection therewith. If any of
the company's products or services does not generate income sufficient to meet operating expenses, the company's Common Stock value could adversely be affected. Income from, and the value of, the company's services may be adversely affected by the general economic and regulatory climate.

Company's current revenue is not sufficient to support its fixed costs. If the company does not grow revenue or raise additionsl investment capital, it will not be able to maintain operations.

As a startup organization, the company is still very dependent on its co-founders. If anything catastrophic were to happen to the company's founding team, the future of the company may be compromised.

While the company has passed a thorough third-party IT security audit, it's impossible to rule out all security vulnerabilities. If the company's protected database were to be hacked, it could create a legal liability.

The Founder/ CEO Philip Klaparda works on several side projects apart from Kumba Health. CMO Leo Treyzon runs his own medical practice in addition to his responsibilities at Kumba Health. Jay Gross is also part-time. Each of these obligations may result in dminished time being committed to Kumba health and potentially impact company performance.

The company currently has more liabilities than assets so investors are unlikely to be returned any capital should the company close down.

The customer need we are addressing may not be as acute as we believe and providers may not utilize the app in the ways we anticipate.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$200,000**

Use of Proceeds: The funds will be used for:

1) Provider acquisition
2) Patient acquisition
3) Ongoing improvement to the technology platform
4) Professionalizing the operation

If we raise: **$400,000**

Use of Proceeds: Expand sales force and digital marketing initiatives to increase revenue.

If we raise: **$600,000**

Use of Proceeds: Hire CFO and further enhance technology.

If we raise: **$800,000**

Use of Proceeds: Continue to invest in marketing and improvements to the platform.

If we raise: **$1,000,000**

Use of Proceeds: Open a new market, add to our product line, further enhance our technology.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and

records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time. Investors that are part of the first $100,000 of the round will receive a valuation cap of $4mm for the portion of their investment that is part of the first $100,000."

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

- ☐ Yes
- ☑ No

15. Are there any limitations on any voting or other rights identified above?

- ☑ Yes: No Voting Rights
- ☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Common	10,000,000	3,589,277	Yes	No
				No
Common Stock			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

As of 4/20/2017, the founders had lent the company $300,000 in non-interest bearing loans. The Loans have a ten year term from the date of last disbursement and are payable either at expiration of the term or change of control of the Company, whichever occurs first.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

- [x] Yes
- [ ] No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Philip Klapadara (CEO) has an outstanding non-interest bearing loan to the company for $260,000 as of 4/20/2017. The Loan has a ten year term from the date of last disbursement and is payable either at expiration of the term or change of control of the Company, whichever occurs first.

Leo Treyzon (Major Investor and Chief Medical Officer) has an outstanding non-interest bearing loan to the company for $40,000 as of 4/20/2017. The Loan has a ten year term from the date of last disbursement and is payable either at expiration of the term or change of control of the Company, whichever occurs first.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- [x] Yes
- [ ] No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Kumba Health is a web and mobile application that enables booking medical appointments with transparent prices and prepayment cash discounts. Patients never have to worry about getting a surprise bill. Doctors no longer have to worry about hassling patients for non-covered payments. We allow patients to find doctors who publish their cash prices, and allow doctors to find patients interested in paying cash in exchange for a discount. Consumers without insurance or those with high-deductible plans can use Kumba Health to see real prices, shop around, and book an appointment knowing what it's going to cost in advance.

The problem is the lack of transparency around how much healthcare really costs. It's a problem for patients and for healthcare providers, including doctors and hospitals. Transparency has become more of an issue because high-deductible insurance plans are much more common today, so more people are paying out-of-pocket for more of their healthcare. Today a third of America is on high-deductible insurance plans. Soon it will be half. Americans are paying more and more out of their own pocket for healthcare. That's not going to change. That means we need to know what things costs, and that's the basic premise of Kumba Health. It is a way for patients to find doctors willing to publish their cash prices, and a way for doctors to find more patients interested in paying cash. It's a marketplace between the supply side and the demand side of healthcare.

For doctors, the increasing popularity of high-deductible plans is creating a rising collections issue. Kumba offers a solution by providing a free appointment reminder tool for doctors that encourages prepayments.

Revenue/Expenses

We do not currently have revenue. We will make money by charging physicians a 3%-5% transaction fee for each prepayment we process.

We ended 2015 with -141,909 in net income, and ended 2016 with -112,480 in net income.

Milestones

We launched the Kumba Health website in January 2016 to create a marketplace where doctors could connect with patients by offering transparent pricing for their medical services so patients could prepay and receive a cash-pay discount. Since then we have hit the following key milestones in the development of our business:

March 2015 - Raised $300K commitment from our founders that was invested over 2 years.

December 2015 - Proprietary Kumba Health platform launched with 50 quality providers enrolled.

July 2016 - Achieved launch goal with 100+ quality providers enrolled.

January 2017 - Prepayment system roll out with ~50% conversion rate for participating doctors.

Trends and Plans

Currently approximately 100 Physicians and hundreds of patients have signed up for the platform. We've primarily acquired Physician users by word of mouth and peer to peer recruitment.

We plan to grow using digital marketing and a small sales force.

Right now, we are focused on growing adaptation of our appointment reminder/ prepayment system with our existing doctors and new ones.

Cash Flow/Liquidity

We have financed our operations through financing from the founders.

On April 17th, 2017 we had $17,500 cash on hand, with monthly expenses totaling $4,000 to cover employees, product development, marketing and third party software services. The founders plan to continue contributing capital to the business as needed.

Expenses should continue in line with historical expenses with new capital allocated to marketing and new hires as we grow.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.kumbahealth.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- SAFE no discount 5mm 900k
- SAFE no discount 4mm 100k

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Jay Gross
- Leo Treyzon
- Philip Klaparda

Appendix E: Supporting Documents



FOLLOW US FOR UPDATES

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INVEST IN KUMBA HEALTH

Online marketplace simplifying healthcare with direct and transparent payments

$0
raised of $200K goal

$100 min **INVEST**
by Wefunder Portal LLC

Future Equity (SAFE)
$5m valuation cap | **0%** discount
A SAFE gives you the right to future shares in Kumba Health. If you invest, you're betting the company will be worth more than $5m in the future.

> $4M VALUATION CAP
> Investors who fund the first $100k of this fundraise will invest at a $4M Valuation Cap.

INVESTOR PERKS

$500+	Limited edition Kumba Health medical scrubs (shirt).
$1,000+	Annual shareholder call.
$2,500+	Visit the office, spend a day (and lunch) with founders, and participate in a strategic planning session.
$10,000+	For doctors: you can have your medical practice added to Kumba Health with no subscription fee for life.

"Kumba Health gives consumers more control over their healthcare with upfront prices, while removing insurance from the equation. It's the perfect complement for those with high-deductible and HSA plans who want to know the cost for services in advance and reduce their out-of-pocket costs. Since 90% of Americans never reach their deductible, paying direct results in significant savings for healthy consumers. We also serve as a lead-gen service and assured-payment platform for doctors.



Jay Goss
CHIEF OPERATING OFFICER, KUMBA HEALTH

OUR AMBITION

Healthcare is complicated, with both doctors and patients having to jump through hoops just to schedule for a procedure they need. At Kumba Health, we believe you don't need the extra headache. In the next 5 years, we want to build Kumba Health into a nationwide online brand known for transparency and direct payments for medical services. Our goal is to connect millions of Americans (who have HDHPs, are uninsured or are underinsured) with a network of 20,000+ quality healthcare providers.

KEY FACTS

- Acquired 100 high quality doctors in Beverly Hills (and grew from there)
- More than 10,000 patient sessions at KumbaHealth.com
- Over $30,000 has already been transacted on our platform
- Built and launched robust technology platform
- Recruited high caliber start-up team

DOCUMENTS

Kumba_Deck_Presentation_Wefunder_2.pdf

kumbahealth.com

SOFTWARE MARKETING B2C CROWDFUNDING B2B SOCIAL IMPACT SAAS HEALTHCARE TECH ECOMMERCE

THE BUZZ ABOUT KUMBA HEALTH

> *With all that HAS happened and WILL happen with the Affordable Care Act, cash medicine is becoming more and more important. Kumba Health fits perfectly into this.*

Richard Koffler

Los Angeles Venture Association - Healthcare Practice

Kumba Health Launches Healthcare Marketplace - socaltech.com

March 27, 2017

Beverly Hills-based Kumba Health, a new healthcare startup, has recently launched a new online marketplace for healthcare services, which connects patients with physicians, labs, imaging centers, and

The Problem: Health Insurance is a Pain for Doctors & Patients

The current healthcare system has several hurdles that make it difficult for patients to afford treatment—and harder for doctors to receive payment.

Patients must search for providers who accept their insurance plans and doctors have to communicate with several different insurance options. And payment for both parties is tedious: patients have no idea how much their insurance will cover and doctors don't have the time to hassle clients into fulfilling their financial responsibility.



Insurance is no longer a profitable lead-gen source



Providers fail to capture patient responsibility



HDHPs aren't going anywhere, patients are paying more out-of-pocket

Kumba Health Makes Healthcare Simple

We are an online marketplace for physicians and patients.

So far, there's no seamless online solution that allows patients to shop for healthcare providers—and similarly, no way for physicians to easily market themselves to potential patients. Kumba Health is that digital solution. Kumba Health balances the supply and demand of healthcare, no pesky insurance third party required.





Save Money

Cutting out the middle-man allows doctors to minimize costs and provide their patients with lower rates on services and procedures.



Keep it Simple

No hidden costs ensure you know upfront what you're paying for. Kumba eliminates the convoluted insurance system, EOB's, and aggravation.



Priority Counts

Prioritize your health. Doctors prefer to deal with Kumba patients instead of dealing with the insurance companies and paperwork involved.

How Kumba Health Works

We are a marketplace for physicians and patients.

Kumba Health allows patients to find doctors willing to publish their cash prices, and allows doctors to find patients interested in paying cash. People without insurance or with high-deductible plans can use Kumba Health to see prices, shop around, and go to an appointment knowing what it's going to cost.

Patients can conveniently pay for their service/procedure online.

Upon delivery of service, payment is transferred to the provider's bank account.


CONSUMERS
LOOK.
PAY. SAVE.




PROVIDERS
PREPAY
PATIENT REFERRAL.
PAYMENT ASSURANCE.

From Our Users

Kumba Health works for everyone—whether you have procedure your insurance won't cover or high deductible insurance plan you need to be cautious with.

"Not a day goes by that my practice doesn't benefit from Kumba. Our no-show rate is down, and it's a giant peace of mind knowing that patients have prepaid for their medical service. We are huge supporters of Kumba."

– Gastroenterologist

The Market We're Tackling

Healthcare is changing fast—consumers no longer have the patience to jump through the hoops of traditional insurance.

More people want the convenience of booking and paying for their appointments online, and crave price transparency. (No one wants to be surprised with a massive bill after a doctor's visit.) Kumba is perfect for any patient that is looking for a way to manage their healthcare costs.

100 mm

Americans with high deductible insurance plans

75 mm

growing 1099 freelance economy

39 mm

uninsured or underinsured Americans

Take a Closer Look at Our Master Plan

These select slides from our pitch deck show how we plan to grow Kumba into the web's go-to destination for convenient, sensible healthcare. See below how we plan to make money, expand our reach, and use our funds.


REVENUE MODEL (PRIMARY)
TRANSACTION FEES + PREMIUM SERVICES
PREMIUM SUBSCRIPTION = $250-$425/MONTH/PROVIDER


ROLL-OUT PLAN
private practices
AT SCALE


ROLL-OUT PLAN
medical groups &
state medical associations


ACQUISITION STRATEGY
• FIELD SALES
• PEER REFERRAL
• EXPLAINER VIDEO
B2C
• PR/EARNED MEDIA
• WORD OF MOUTH
• DIGITAL ADV.
B2B2C
• PARTNERSHIPS W/ INSURANCE BROKERS & EMPLOYERS (INSURED &


COMPETITIVE LANDSCAPE
Kumba Health
Lead Gen
Payment Assurance
Transparent Pricing


INVESTMENT OPPORTUNITY
• Expand Network: So California & 2nd Market (300-500 providers)
• Activate Consumer Acq. Strategy – achieve 600 monthly pmts
• Generate Revenue - $250K over six months
USE OF FUNDS
FUNDING TO DATE:

Our Journey So Far

We started by developing seamless software and user experience. Our next steps are to focus on acquiring healthcare providers, focusing on Southern California first.

Projections are dependent on variables outside of our control and may not materialize as displayed.

March 2015 — Started execution with investments from founders.

December 2015 — Proprietary Kumba Health platform launched with 50 quality providers.

July 2016 — 100+ quality providers.

January 2017 — Prepayment system roll out with great success rate for participating doctors.

Summer 2017 — Implement provider self-sign up campaign.

Q4 2017 — Own our own backyard: thorough coverage in Southern California (400-500 providers).

December 2017 — 1,000 monthly prepayments booked.

Q2 2018 — Successful entry into second major US city (250 providers) by Q2 2018 (1,000 total providers nationwide).

LET'S MAKE HEALTHCARE WORK

Transparency and simplicity in medical care shopping is the new mandate. In the era of insurance based health access, individuals will grow increasingly confused and yearn for simplicity. "What does it cost?" will be something we need to answer. Kumbahealth is poised to answer that question best. Kumba incentivizes providers to provide simple, affordable services—end of story.

I am excited about Kumba because I see this in my daily practice. Conversion rates are highest when patients have piece of mind that there are no surprise bills. Ambiguity stifles forward progress and completion of a diagnostic and treatment plan. When we started offering simplified Kumba cash-pricing, our new patient conversion grew significantly. Existing patients who have insurance coverage often opted for simplified payment too. Customer satisfaction was highest with pre-pay. Often patients are most dissatisfied when they received insurance EOB's and bills months later (even after a successful health outcome).

We see these efforts at transparency in the mortgage market, the financial advising market, and I anticipate this being the future norm on health care financing as well. Kumba anticipates this trend and intends to establish this market first. I am a proud investor in this company and I hope that you will join me.

Sincerely,

Leo Treyzon, M.D. Cofounder and Chief Medical Officer

MEET THE FOUNDERS



Jay Goss
Chief Operating Officer
Have worked with 20+ early stage technology companies, including several in the healthcare arena.



Philip Klaparda
CEO
Entrepreneur and commercial real estate professional, with a passion for developing ideas and finding creative solutions.



Dr. Leo Treyzon
Chief Medical Officer
Clinical Chief at Cedars-Sinai Medical Center

DETAILS

What is Kumba Health?

Kumba Health started out as an idea aiming to solve a problem for both sides of healthcare. That problem is the lack of transparency around how much healthcare really costs. It's a problem for patients and for healthcare providers, including doctors and hospitals.

Transparency has become more of an issue because high-deductible insurance plans are much more common today, so more people are paying out-of-pocket for more of their healthcare. Today a third of America is on high-deductible insurance plans. Soon it will be half.

Americans are paying more and more out of their own pocket for healthcare. That's not going to change. That means we need to know what things costs, and that's the basic premise of Kumba Health. It is a way for patients to find doctors willing to publish their cash prices, and a way for doctors to find more patients interested in paying cash. It's a marketplace between the supply side and the demand side of healthcare. People without insurance or high-deductible plans can use Kumba Health to see prices, shop around and then go in knowing what the appointment is going to cost them.

What kind of patient would benefit from Kumba and what kind would not?

Kumba is perfect for any patient that is looking for a way to manage their healthcare costs.

How does Kumba Health benefit doctors?

Doctors like cash because it's a known quantity. With insurance, patients often don't know what they will end up spending and doctors don't know exactly what they will end up receiving. As complicated as insurance is for patients, it's equally complicated for the doctors. There are so many insurance companies. Within the insurance companies, there are different plans. Then there's whether a patient is under the plan's deductible. It's all way to complicated, for you and the doctor. Remember, the significant financial benefit of health insurance kicks in after the deductible is met, and the vast majority of Americans never hit this deductible.

Doctors spend time and money processing insurance claims. All of that can be saved by using Kumba. One of the company's founders is a physician at Cedars-Sinai Medical Center in Los Angeles. It's mind boggling how many minutes a week he spends on the phone with insurance companies on behalf of a patient. None of that time is billable. Often he's working as an advocate on behalf of his patient.

We learned that doctors have a second problem that we are capable of solving. Doctors aren't good at collecting a patients' financial responsibility. Kumba solves this problem, because patients pay via a credit card transaction in advance of their appointment, and we simply transfer the money to the doctor once the service has been provided.

What are the trends that make Kumba Health the right solution?

The two main trends are:

Doctors are continuing to accept insurance, but they're going out-of-network.

High deductible insurance plans are becoming more and more common, and the deductibles are creeping up and up.

How does Kumba Health work for patients?

4 words: search...book...pay....save.

Kumba Health is a multi-specialty, cash pay network, including all different types of high quality doctors, plus imaging centers, labs, and urgent care clinics.

How does Kumba Health differ from competitors like Zocdoc?

Zocdoc is focused on the "traditional" healthcare use case, involving insurance. Functionally, both Kumba and Zocdoc do some of the same things, but we do it all in a cash-pay environment.

Another distinction is that we are focused on having high-quality doctors in the Kumba network. A common knock against ZocDoc is that their providers aren't consistently high quality. Kumba prides itself in having formulas and protocols that doctors must meet. We want quality to be a part of our brand.

What is your strategy for acquiring customers?

We look at the supply side and the demand side. The supply side is the doctors. The demand side is the patient's. We sign up doctors primarily through direct sales and some digital marketing because that's what works (we do what pharmaceutical reps do). The sales cycle is extremely straightforward for doctors. As an example, before we had even finished the technology, we did fewer than 75 sales calls, and onboarded 50 doctors to the Kumba platform. Kumba is something nearly all doctors in America want.

On the patient side, there are two answers to the acquisition question. One is digital marketing. We do Facebook advertising and search engine optimization. The second, and more interesting strategy, involves doctors promoting Kumba to their existing patients.

Why would doctors use Kumba Health?

Because of the underlying concept (cash pay and transparency), Kumba essentially sells itself. Doctors want to know how much it will cost (we charge a small transaction fee that approximates what they are charged by their credit card processor and a modest monthly subscription fee). Because we typically start doctors off with a free trial, we essentially make it impossible for them to say no to us.

How much does it cost to bring a doctor onto Kumba?

Our doctor acquisition fee ranges between $100 and $150 per doctor. Keep in mind that we acquire the doctor and not the practice. For example, we might go to an OB/GYN practice with three doctors that practice under one roof, and sign up all three.

Our consumer acquisition model looks to be between $20 and $25 per person. Obviously, it is close to free if the patient is coming through the doctor versus a marketing campaign we've paid for.

How did Kumba Health start?

The idea goes back to late 2014. The founders are Philip Klaparda and Dr. Leo Treyzon, two friends and business partners. Dr. Trezyon has his own private practice and is a Clinical Chief at Cedars-Sinai Medical Center in Los Angeles. They were looking at this phenomenon, saw the problem, and started working on it. We built and launched the website in 2015, in only six months.

How much runway do you have?

On April 17th, 2017 we had $17,500 cash on hand, with monthly expenses totaling $4,000 to cover employees, product development, marketing and third party software services.

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the company's products or services does not generate income sufficient to meet operating expenses, the company's Common Stock value could adversely be affected. Income from, and the value of, the company's services may be adversely affected by the general economic and regulatory climate.

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Jay Goss

Early Stage Company Builder

exactly.me • University of Southern California - Marshall School of Business

Greater Los Angeles Area • 500+

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Hired by entrepreneurs, founders, investors and Boards, my specialty lies in helping early stage businesses commercialize their product/technology/service and get to the proverbial next level. I am all about exec... See more

Experience

Chief Executive Officer
exactly.me
2016 – Present • 1 yr
Los Angeles

Message anyone anywhere on earth who's exactly like you. Check out the app at: http://apple.co/2c1cTZ0

Hired by founders to launch and commercialize new discovery/mobile messaging app for the millennial market with $5MM of funding behind it.

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Managing Director
Three-Sixty Advisory Group, LLC
2016 – Present • 1 yr
Pasadena

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Acting Chief Operating Officer
Kumba Health
2015 – Present • 2 yrs
Beverly Hills

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President
WellCaster
2015 – Present • 2 yrs
New York City

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Chief Executive Officer
RxVantage
2012 – 2014 • 2 yrs
Los Angeles

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Education

University of Southern California - Marshall School of Business
MBA, Entrepreneurship
1996 – 1998

Recipient of Price Institute of Entrepreneurial Studies Fellowship

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University of California, Los Angeles
BA, Economics & Business
1987 – 1991

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Board Member
The Foundation for Excellence in Education
2013 – Present • 4 yrs
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Leo Treyzon M.D.

Gastroenterologist, Cedars Sinai Medical Center

Kumba Health • University of California, Los Angeles

Los Angeles, California • 490

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Leo Treyzon, MD, MS is the Clinical Chief of the Division of Gastroenterology at Cedars-Sinai. He is a board certified specialist in clinical nutrition and gastroenterology. He specializes in the treatment of irritable bowel sy... See more

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493 followers

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Another TIF procedure yesterday. TIF (Transoral Incisionless Fundoplication) can be a great option for GERD sufferers who are dependent on PPIs and whose hernias are < 2 cm.

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Chief Medical Officer
Kumba Health
Apr 2014 – Present • 3 yrs 2 mos
Los Angeles, California

Clinical Chief, Division of Gastroenterology Cedars Sinai Medical Center
Cedars Sinai Medical Center
2008 – Present • 9 yrs
Greater Los Angeles Area
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Education

University of California, Los Angeles
Fellowship in Gastroenterology and Masters in Clinical Research, Gastroenterology, Nutrition, Clinical Research
2005 – 2008

National Institute of Health Grant
Chief Fellow, Division of Digestive Diseases, UCLA
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University of California, San Diego - School of Medicine
M.D., Medicine
1997 – 2001
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B.A., Political Science and Government
1992 – 1996
Activities and Societies: Student Body President 1995-1996
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Philip Klaparda

Co-Founder at Kumba Health

Kumba Health • University of Arizona

Greater Los Angeles Area • 32

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I'm an entrepreneur and commercial real estate professional, with a passion for developing ideas and finding creative solutions. I believe loyalty, determination, and a passion for helping people are my best qualiti… See more

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Co-Founder
Kumba Health
2015 – Present • 2 yrs
Los Angeles, CA

Philip Klaparda is Co-Founder of Kumba Health (www.kumbahealth.com), an online marketplace that enables consumers to find real prices and book prepaid healthcare services with quality providers, including physicians, labs and imaging centers.

Kumba Health is part of the movement to allow consumers more control over their healthcare with real upfront prices and premium access, while removing insurance from the equation. It is the perfect complement for those with high-deductible and HSA plans who want to know the cost for services in advance and reduce their out-of-pocket costs. The direct-pay prices found on Kumba are often discounted compared to out-of-network insurance prices. Since 90% of Americans never reach their deductible, paying direct results in real and significant savings for healthy consumers. Kumba serves as a lead-gen service and payment platform for doctors delivering them direct-pay patients and assured payment.

Now serving the Los Angeles area, Kumba Health intends to expand its service to other areas around the country. It's free for consumers to use Kumba Health's basic services. There are also added-value services available for employers to provide to their employees.

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Partner
Dembo Realty
2002 – Present • 15 yrs
Beverly Hills, CA

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University of Arizona
Bachelor of Science (BS), Finance
1992 – 1997

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